                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 2, 2000 (July 27, 2000)

                        DUALSTAR TECHNOLOGIES CORPORATION
                                  ------------
             (Exact name of registrant as specified in its charter)

         Delaware                   0-25552                   13-3776834
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(State or other jurisdiction      (Commission             (I.R.S. Employer
 of incorporation)                File No.)              Identification No.)



One Park Avenue, New York, New York                                   10016
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(Address of principal executive offices)                            (Zip Code)


Registrant's telephone number, including area code              (718) 340-6655
                                                                --------------

                                       N/A
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          (Former name or former address, if changed since last report)


Item 5.  Other Events.
         -------------

         On July 27, 2000, DualStar Technologies Corporation hosted an investor update conference call beginning at 10:00 a.m., New York City time. A transcript of the call follows:

                        DUALSTAR TECHNOLOGIES CORPORATION
                         INVESTOR UPDATE CONFERENCE CALL
                                  JULY 27, 2000

OPERATOR: Ladies and gentlemen, thank you for standing by, and welcome to the DualStar Investor Update teleconference call. At this time all participants are in a listen only mode. And you will be in a listen only mode throughout the entire call. If you need assistance while you are on this call simply press * and then 0, and an operator will come on to your line to assist you. As a reminder, this conference is being recorded. It will also be replayed. Please stay on the line at the conclusion of the call when the replay information will be given out.

I would now like to turn the conference over to the one who will be introducing all the speakers on the call, Mr. Jim Ashman. Please go ahead.

JIM ASHMAN: Yes, good morning. And welcome to the DualStar Technologies conference call. My name is Jim Ashman, and I am with TechOne Capital Group. We are consultants to DualStar, and I will act as the moderator of the call.

The agenda for the call is as follows: Gregory Cuneo, President & CEO of DualStar, will provide you with an overview of DualStar's strategy, and he will introduce you to Jerry Abbruzzese, Chairman of DualStar. Mr. Abruzzese will update you on the status of DualStar's financing efforts and certain other housekeeping matters. He will then turn the call over to Jill Thoerle, President & CEO of DualStar Communications, who will discuss the company's communications business. The company will not be taking any questions during the call.

Please note that a transcript of the call will be filed with the Securities & Exchange Commission on a Form 8-K and may be accessed on the Internet at www.sec.gov. Also a recording of the call will be available for 24 hours after the end of the call. The call-in number for this replay is 1/800-475-6701, access code 530472.

Management is going to be updating you with respect to several issues affecting the company currently. Please note that the words "intends," "expects," "plans," "estimates," "projects," "believes," "anticipates" and similar expressions are intended to identify forward-looking statements. The matters discussed and the statements made on the call concerning the company's future prospects are forward-looking statements within the meaning of Federal securities laws. Although the company believes that its plans, intentions, and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions, and expectations will be achieved and actual results could differ materially from forecasts and estimates.

In addition, such forward-looking statements are necessarily based on assumptions and estimates. These may be incorrect or imprecise, and involve known and unknown risks and other facts. Important factors that could cause actual results to differ materially include but are not limited to the execution of definitive documentation for and consummation of the financings with Exelon and Blackacre, regulatory or legislative changes, the company's dependence on key personnel, and the company's ability to manage growth, in addition to those risk factors set forth in DualStar Technologies' public SEC filings. Many of the factors are beyond the company's ability to control or predict. Given these uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The company undertakes no obligation to publicly release any of the revisions to the forward-looking statements or reflect events or circumstances after the date of the conference call.

Having gotten these matters out of the way, I will now turn the call over to the company. The next voice that you hear will be Gregory Cuneo's.

GREGORY CUNEO: Thank you Jim. I want to thank the investors for joining this call. Let me tell you a little bit about DualStar Technologies. DualStar started as an infrastructure contractor based in the New York City area. When the Board decided to diversify, it looked into businesses that played into its current strengths and current customer base. Telecommunications was a natural fit. We used the expertise of our electrical contracting company, High-Rise Electric, to run wires in buildings throughout the city--buildings in which High-Rise or other DualStar Technologies infrastructure companies had contracts or relationships with developers. Once the wires were installed, we marketed tenants in the buildings and became the service provider. That is how DCI, DualStar Communications, got started. Now that DualStar Communications has created some critical mass, it no longer needs the support of the existing DualStar Technologies construction companies.

I would now like to introduce Jerry Abbruzzese, the chairman of DualStar Technologies, to explain the next phase of DualStar Technologies' growth. Jerry.

JERRY ABBRUZZESE: Yes, thanks. Some of you may know me and some of you may not. I welcome you all. I want to open by saying we have a full knowledge of and appreciation for the frustration that many of you feel in our inability to communicate on an ongoing basis with all of you and bring you up-to-date on what is going on. But we have been in a series of transitions, agreements, and changing agreements, proxies, and filings, and the long and the short of it is that it has been pretty much a blackout for many, many months now.

I will tell you that we are aware of the interest that you all have and that others have in the company. And it is our hope that over the coming months we will not only have more calls like this but calls where possibly you can even ask questions and participate. And also be able to communicate more detail than we are going to be able to today about what we are doing and the progress that we are making towards our ultimate goals.

One of the very important things that I want to update you on today is the financings that have been announced recently. As you know, we signed a letter of intent to obtain $55 million of financing from Exelon Capital Partners, a subsidiary of Peco Energy, and an additional $20 million from Blackacre Capital Management. These financings involve the sale by DualStar of convertible preferred stock. And if consummated, they will give Exelon an approximately 26% stake in the company, and Blackacre an approximately 12% stake.

Simultaneously with these financings, DualStar will be proposing the sale of its electrical and mechanical subsidiaries. These sales are critical to the company's transformation from what has been a more traditional construction business to a state-of-the-art telecom company or enterprise that presents ourselves as more of a pure play telecom entity. We are finalizing the pieces of these negotiations for all of these transactions. The definitive agreements are in process with Blackacre and Exelon, and we hope to reach agreement on them shortly. But as you know, and as you heard from all of the disclaimers before, there can be no assurances that that can be achieved, but we see nothing at this point in time that dissuades us that these transactions will be going forward.

At the time of the shareholders meeting we will, and let me back up a little. After we complete the set of agreements, we will be submitting a proxy to the SEC and after the SEC has reviewed and approved the proxy it will be mailed. It will contain all of the information regarding these transactions that will allow you to vote on a fully informed, or as fully informed as possible, basis on the transactions.

As I said, both the Exelon and Blackacre deals as well as the sale of mechanical and electric businesses, will require stockholder approval. And the proxy, the work again on that, is on a simultaneous or parallel track with the definitive agreement work. The SEC will be the ultimate determiner of the timing of this. We are hopeful that we will get through that process quickly.

We are hoping to have a shareholders meeting sometime in the early-to-mid Fall. The timing of that will be delineated as we get this process clarified over the next couple of weeks, or several weeks.

I want to thank you all for your patience, and I understand, again, your frustration. But we have been trying, in a very challenging market, to transform this company, as I said, into a telecom enterprise, and to do it in a very thoughtful manner. We are well aware and have been well aware, and predictive in many cases of some of the upheavals that will occur in this space. You see many other companies out there pursuing a commercial company, commercial accounts, or other MDU properties that are having challenges out in the marketplace.

We took our time, and what we've done, as opposed to just running out and trying to make a big splash, we've tried to put the nuts and bolts and the underpinnings in place for a very well thought-out business plan. And we also took the time to attract a top-notch management team to execute the plan. And we've been successful, I believe, on both accounts. And although we haven't talked about it, we have put in place a very credible, seasoned, experienced, and successful management team from the telecom arena. We did it competing for these very special people against other, much larger telecom enterprises. I think that says a lot, the fact that these people have joined us. You will hear more from Jill or George Parise. It says a lot about the mission that this company has and the opportunity that we think that it has going forward.

And so not taking too much more time, I would like to take this opportunity to introduce Jill Thoerle who is the President & CEO of DualStar Communications which is a subsidiary of DualStar Technologies, and is the focus of all of the activity or most of the activity that is currently going on inside of DualStar. And will be the main focus of the show when it comes to our shareholder meeting. And so Jill, at this point I would like to turn it over to you and George Parise. When Jill gets on, I will ask her to say a few words about her experiences and where she came from, and then George Parise who is an EVP at DualStar and the acting CFO. George was with me at CAI as a Senior V.P., and prior to that with Bell Atlantic in many important senior positions. And a very highly regarded individual. And so without any further talk from my side, Jill and George, if you would take over.

JILL THOERLE: Thank you Jerry. Good morning. My name is Jill Thoerle, and I am the President & CEO of DualStar Communications. And it is, indeed, my pleasure to participate in this call. Jerry mentioned that we are in the midst of transforming this company. That this was occurring at both the Technologies level with the sale of its subsidiaries and within the communications unit.

DualStar Communications intends to expand its operations, its products, and its services, and its sales and marketing plans in order to position itself as a nationwide broadband access service provider focused primarily on the multiple dwelling unit markets .

As you may know, I joined the company in March of this year. At that time, DualStar Communications was focused on providing broadband voice, high-speed Internet access, and video services to end users in the New York metropolitan area. To accomplish this, DualStar builds and operates its own in building network that may combine voice switches, satellite antennas, and in-building wiring, fiber, and collects distribution systems. These buildings are then connected to other communications networks to reach lines.

DualStar has the talent and staffing commensurate with its single market focus. Since March, we've attracted a strong management team that has extensive experience in both the telecom and the real estate industries to drive, guide, and motivate the company towards its expanded new goal.

I come to the company from AT&T where I was a Corporate Strategy & Business Development Vice President responsible for a series of local initiatives that AT&T was pursuing at that point in time. Prior to that, I was a member of the Management Team of Teleport Communications Group that led TCG's growth from IPO within several years to sale to AT&T for approximately $11 billion.

Joining me is Peter Sach, who has served as DualStar Communications' COO since March of this year. From 1998 to that time, he was AT&T Broadband's Senior Vice President for Systems Development, building out and implementing over cable plant, local telephony, long distance, and high speed intranet access for single dwelling units and MDUs throughout the United States. Peter joined AT&T via the acquisition of Teleport Communications Group. Teleport was a leading CLEC with local operations in over thirty markets in both the U.S. and Europe. During his twelve years at Teleport, Peter was Vice President for Network Services, Financial Systems, Auditing, & Planning, Strategic Sales, and at one point, was the Director of Friendly Market Development. Prior to Teleport, Peter was employed in various operations and positions by both Western Union International and MCI International.

George Parise has served as DualStar Communications' Executive Vice President for Corporate Development & Acting CFO since January of this year. As Jerry mentioned, prior to his role at DualStar, George was Senior Vice President & General Manager of CAI's New York system, and was most recently the Senior Vice President of Finance at CAI Wireless Systems when it merged with WorldCom. Prior to CAI, George held Senior Management positions with Bell Atlantic Corporation for nine years, with his most recent assignment as CFO of CellularVision of New York. Prior to joining Bell Atlantic, George was on the audit staff of Ernst & Whinney, currently Ernst & Young. George is a certified public accountant.

Vincent D'Onofrio has served as DualStar Communications' Chief Technology Officer since March of this year. Vince joined and actually cofounded DualStar Communications with Greg Cuneo in 1996, and served as President & CEO since that time. Vince created and built the New York Operations Group. He has been a key player in the development of the MDU market, driving his vendors to develop one of the first DSLAMS created for this market, and creating new architectures to combine communications and security systems. Prior to his role at DualStar Communications, Vince was a Vice President of MIS at EE&C Financial Services where he had responsibility for the design and operations of their extensive voice and data networks. Before joining EE&C, Vince was the technology executive at Lehman Brothers responsible for the design and operations of their global data network with 600 nodes in over 50 countries. Prior to that, Vince has held various management positions with AT&T including network engineering and design and sales.

Mary Deal joined DualStar Communications as General Counsel in May of this year. Prior to joining DualStar, Mary was the chief legal counsel for World Partners Company which is a leading international communications company funded by AT&T Corporation, initially. Before taking the position at World Partners, Mary was a Senior Attorney with AT&T Corporation where she served as General Counsel and Secretary for AT&T of Puerto Rico and AT&T of the Virgin Islands. Mary began her legal career as a litigator with the law firm of Shanley & Fisher, and she is admitted to the bars of New Jersey and New York.

Bruce Forsyth joined DualStar as the Chief Marketing Officer responsible for sales and marketing in June of this year. Formerly Senior Vice President for Marketing & Customer Operations with Davel Communications, he led projects in the retrenching and re-establishment of Gazelle's core public communications business. Prior to Davel, Bruce held senior executive posts at Intermedia Communications including Vice President for Market Planning and Voice Services Product Management. During his three and a half years at Intermedia, Bruce drove the creation of local and long distance services, helping them to consistently achieve a 50% organic growth. Prior to Intermedia, Bruce spent fifteen years in increasing management responsibility positions in marketing, sales, information services, and customer operations for Frontier Communications and MCI.

The senior management team has attracted a highly talented executive team, also with a broad base of management experience and proven track records that range from obtaining rights-of-way for buildings and operating local communications networks, through designing and deploying leading edge IP, DSL-based networks, to developing and implementing marketing and sales strategies for new markets.

Some of these key people include Don Johnson, who joined the company as the President of ParaComm, which is now a wholly owned subsidiary of DualStar. Don founded and built this private cable operator serving more than 18,000 multi-family residences in seven states. He was employed by Cablevision Industries for over twelve years, responsible for the management, procurement, and acquisition of all MDU related businesses prior to that. Don currently holds a Board position with the ICTA, the Independent Cable & Telecommunications Association which is based in Washington, D.C.

Chris Marino joined the company as Vice President for National Operations, in June 2000. Prior to joining the company, Chris most recently served as AT&T's Eastern Regional Broadband MDU Telephony Operations Group lead, responsible for deploying MDU voice and data services.

Howell "Trez" Moore joined DualStar as the Regional Vice President for the Southern Region in April of this year. He has over twenty years of telecommunications experience including, most recently, building out the Southeast Region for Teligent and prior to that, building out the Southeast Region for MFS Communications.

Lyle Petrasek joined DualStar to run the New York operations. Prior to joining DualStar, Lyle built both nationwide and local businesses for Alpha Dispatch and for Mercury Communications.

John Puma joined DualStar as the V.P. of Strategic Accounts in June of this year. Prior to this, John was responsible for managing many accounts for DVI Communications, to provide services to leading real estate entities. As founder and CEO of his own company, he developed, grew and managed new business efforts for Fortune 100 companies including development, implementation and integration of advanced communication services.

Tom Quigley joined DualStar as a Regional Vice President for the Western Region in June this year, as well. He has held management and executive positions in regional Bell operating companies, competitive local exchange carriers, and has focused on the shared tenant service marketplace. Prior to joining this company, Tom was most recently the Vice President for Sales for NextLink California, responsible for the development and implementation of the strategies for launching voice and broadband services into that market.

Clearly we are proud of our team. Our philosophy with hiring and managing the company is to ensure that management interests are aligned with yours, the shareholders, through compensation plans that are tightly tied to corporate performance.

DualStar intends to continue its focus on the largely concentrated MDU marketplace. MDU households are estimated to contain over 20% of the entire United States households with spending on communications, Internet and video services estimated at over $20 billion annually.

The MDU market is an attractive one since the demographics indicate that over 50% of households in MDUs are middle market and above. This market is also highly clustered with approximately 60% of the apartment complexes located within ten states. This market tends to be underserved. Residents currently have the option of purchasing the usual set of communications services from incumbent communications carriers or cable companies. When compared with the commercial office space market, DualStar Communications believes that there is less competition for residential building-based broadband access companies.

One of DualStar Communications' key differences is that it intends to deploy an architecture for the MDU market that takes advantage of the latest in technology to delivery voice, data, and video services over platforms it owns and operates within buildings. DualStar Communications-enabled buildings will be centrally hubbed in a city to a metropolitan point of presence, or MPOP, to connect to other communications networks.

The company will use a new DSL-based infrastructure in buildings in combination with satellite-based TV. We expect this to result in a lower cost to provide service than fiber or coaxial cable based providers. By locating the DSL network within buildings, we expect to avoid the collocation problems, distance limitations, and installation issues experienced by central office DSL-based data access companies typically referred to as DLECs. The DSL platform is expected to allow us to bypass the construction problems and costs typically associated with rewiring buildings, an approach followed by building-centric communications companies in general. In comparison, the company expects to avoid large capital investments that end up as stranded plant. The building-based DSL infrastructure supports voice and always-on dedicated Internet access services at defined high speeds.

DualStar Communications plans to cost effectively connect all of its buildings and its leased lines through a central ATM based hub to DualStar Communications' MPOP. The MPOP will be located in a carrier hotel rather than an ILEC collocation cage, resulting in lower costs and faster market entry.

Compared with others, the capital required to build out a market is expected to be largely success based. DualStar Communications' "on net" communications architecture is expected to enter markets rapidly without the issues that plague other local market entrants such as ILEC collocations, UNE or DSL issues.

The company's architecture is expected to result in fast resident service installations, dropping down to near real time for changes after a resident is connected to our infrastructure. With other approaches, there may be delays of up one to two months for a DSL high speed intranet access line to be installed, and perhaps up to a month for a single voice line.

DualStar Communications, in its selection of these technologies and network architecture, expects to create a platform for the foreseeable future. As technology evolves, we expect that the DSL units in the building can be upgraded to provide much higher bandwidth over existing infrastructure--up to 30 megabytes that can be delivered via very high speed DSL. At five times the highest speed of broadband access, this is enough bandwidth to support video streaming over the Internet.

By moving the edge of the Internet network closer to the users, the delay issues associated with backbone and local network overloads are offset, thus residents in DualStar Communications-enabled buildings may have the quickest possible response time for Internet data. The DualStar Communications network can also support voice over IP when that comes of age.

We believe that this platform will position DualStar Communications for growth through the ability to deliver broadband products and services and through the development of alternate and new sales channels. While DualStar Communications currently provides voice, high speed Internet access, and video services, the new platform is expected to enable the deployment of a higher quality, high speed Internet access service that includes guaranteed speeds and increased levels and privacy. The platform is also expected to enable the delivery of multiple voice lines across existing copper wire that currently supports only one voice line.

The company expects to introduce products and services for the wholesale communications market. For example, long haul carriers looking to add last mile connectivity may partner with or buy access from DualStar to reach their customers. In addition, DualStar may approach the commercial office market through its wholesale customers, thus increasing its addressable market without the expense of developing the end user customer care system. DualStar is also investigating products for other large complexes similar to MDUs such as hotels and universities.

Management further expects to achieve growth through expansion into new geographic markets. To this end, DualStar has recently established regional offices in some of the major markets of the United States including Denver, L.A., Orlando, Atlanta, and Dallas. The ParaComm acquisition that George will speak about later has accelerated this effort.

To gain access to buildings, DualStar Communications expects to enter into contracts with real estate management and ownership companies. We typically offer real estate owners a small percentage of revenue in addition to equity participation for large contracts. While the initial focus will be on larger, nationwide property owners, based on National Multi-Housing Council and other estimates, 60% of MDUs having 50 plus units are owned by individuals, partnerships, or co-ops, and there will be a core of owners that DualStar will target on a more local level. DualStar will use a combination of in-house national, regional, and local representatives, in addition to teams of brokers specializing in rights-of-entry contracts to cover this market.

DualStar's service capitalizes on its real estate owners increasing awareness that access to high speed Internet access and higher quality voice services are an important selling point. Management believes that its advantages include little or no construction to interfere with other services or outages in existing buildings, in-building sales and marketing support by DualStar Communications staff to ensure an increased tenant awareness of amenities; faster installation of resident communication services once the building is "on net"; the flexibility to support an owner's entire portfolio, both commercial and residential, as needed, and the ability to deliver higher penetration rates within buildings, especially when wholesale customers are enabled, delivering to property owners a higher value pulled out of their property.

DualStar Communications is implementing a three-part distribution strategy. We expect to have sales specialists to manage building penetration and promote DualStar services directly to the residents. We intend to have sales teams focused on the wholesale carriers that will pay the company for broadband access services. Additionally, we expect to have a small direct sales support effort that will focus on our retail, video-only buildings that may result from an acquisition or from winning a large property portfolio. The sales teams will be supported by our national customer care center currently planned to be located in Florida. This center will manage day-to-day partner service and billing inquiries, direct resident customer care and provide trouble reporting and management.

In closing, we think that with these changes DualStar should be well positioned to capitalize on the increasingly pent-up demand in the residential market for high quality, high speed, Internet access, multiple line voice and video services. Through adding a wholesale products division, it is expected to be better able to address a broader market while avoiding the high cost of direct customer care and insurance.

Before I turn this over to George, I would like to add that we will be working to establish better communications with you, our shareholders. We will be changing the web pages and are investigating an IR/PR firm. I look forward to seeing you at the shareholders meeting.

Now, let me introduce George Parise, our Acting CFO and head of Corporate Development, who will bring you up-to-date on some of our key initiatives.

GEORGE PARISE: Thank you Jill. Hello, my name is George Parise. I am happy to be part of this conference call. As was the case for the quarter ending March 31st, 2000, DualStar's year-end financial statements will be reflective of the new emphasis by the company on the telecommunications business. The mechanical and electrical subsidiaries will be continued to be reported as discontinued operations pending confirmation of the sale of which Jerry and Jill spoke earlier. The DualStar management team is excited about the challenges and opportunities presented by this transformation of the company.

In order to assist us with this transition into the telecommunications arena, DualStar has engaged Raymond James & Associates as financial advisors. Founded in 1962, Raymond James is one of the largest financial services firms in the United States. Raymond James provides full service investment banking services and has a highly respected equity research department which covers companies in a variety of industries including telecommunications and real estate. With over 1,700 offices throughout the U.S. and overseas, Raymond James brings to us both retail and institutional expertise. The engagement of Raymond James is pivotal in the future growth of DualStar, and we look forward to working with them as they assist us in considering a variety of potential transactions.

Finally, DualStar has recently disclosed the acquisition of ParaComm, Inc. ParaComm is a private cable operating company providing video entertainment services to MDU communities across seven states, including Texas, Florida, and Colorado. Video communication products offered by ParaComm include digital and analog video services for cable television programming and direct broadcast satellite programming packages. This acquisition presents DualStar with an opportunity to gain access to approximately 18,000 units to initially deliver video services, and a potential to deliver advanced telecommunications services in a number of markets across the United States. It represents an important step as DualStar seeks to broaden its service area outside of its New York base. In addition, this acquisition brings to DualStar an experienced management team that is integral in implementing the business plan that we have discussed with you today.

In summary, DualStar is committed to the reinvention of your company into a competitive telecommunications provider to the MDU marketplace. We have assembled a strong management team that we believe will be integral to the success of DualStar, and this entire team is committed to the new business case that we have developed.

I would like to again thank you for your patience as we progress through the next phases of our financing transactions. This call represents an important first step for DualStar as we look to significantly enhance our communications with you, our shareholders. I look forward to seeing you at the shareholder meeting. Thank you.

JIM ASHMAN:  George and Jill, thank you.

JERRY ABBRUZZESE: This is Jerry Abbruzzese again. I'm sure that all of you have a lot of questions, and we will try to answer them. I do read the e-mails. I've finally taught myself how to use the PC. We want to be responsive, but please understand that, as you can see, this is just the tip of the iceberg. What we talked about. And there is a lot that has gone on over the last six to eight months in particular. We've been extraordinarily busy. We've put together a business plan that was very unique--so unique that some people are trying to imitate it now. But the reality is, that it was constructed towards a very competitive landscape, and toward being a longstanding player in the market, not a quick hit or a big flash in the pan.

So this has taken time, and it has been tested and it has been retested. It has made the rounds with some of the brightest people on Wall Street, and it has gotten very solid reviews. We are very happy with Raymond James. In the near future, will be announcing who the vendor will be for the technology. We have selected it internally, and we are in the process of finalizing that. We are also in the process of pursuing additional financing facilities for the company, recognizing that that will be a key issue going forward. And most importantly, we are out talking to many, many property owners and groups looking to continue to growth the portfolio and the properties to which we are providing services.

We've come a long way. We've put together a very good team, with many more than we've talked about here on the call. But it is a very good team and a very good track record. I think that we have a great opportunity for success going forward. And so having said all of this, I am going to turn it back over to Jim to close with his customary after-conference call comments. And we will talk to you sooner rather than later, I hope, and certainly see most of you at the shareholders meeting. Please be a little more patient with us. This is a big project and it is taking a little bit of time, but it is being done carefully and smartly. And that is always slower than just reacting quickly.

Thank you for your time, all of you, and we appreciate you supporting us. Thank you. Jim.

JIM ASHMAN: This concludes DualStar Technologies conference call. The digital replay will be available for 24 hours starting at 12:35 p.m. by calling 1/800-475-6701 with the access code of 530472. We want to thank you all for participating.

                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   DUALSTAR TECHNOLOGIES CORPORATION
                                   Registrant


                                   By: /s/ Robert J. Birnbach
                                       -----------------------------------------
                                       Name:   Robert J. Birnbach
                                       Title:  Executive Vice President, Chief
                                               Financial Officer and Secretary

Date: August 2, 2000